Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,635,970
Unrealized Gain (Loss) on Market Value of Futures	(2,765,510)
Interest Income	27,122
ETF Transaction Fees	3,000
Total Income (Loss)	$(1,099,418)

Expenses
Investment Advisory Fee	$75,743
SEC & FINRA Registration Expense	15,000
Legal Fees	11,100
Brokerage Commissions	3,348
NYMEX License Fee	3,148
Non-interested Directors' Fees and Expenses	997
Tax Reporting Fees	800
Prepaid Insurance Expense	419
Other Expenses	8,250
Total Expenses	$118,805
Net Gain (Loss)	$(1,218,223)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/09	$148,545,204
Additions (600,000 Units)	17,684,007
Net Gain (Loss)	(1,218,223)

Net Asset Value End of Period	$165,010,988
Net Asset Value Per Unit (5,500,000 Units)	$30.00

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502